Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-58181, 333-95863, 333- 160205, 333-169944, 333-175404, 333-197617, 333-197618, 333-207364, 333-207369, 333-236400, 333-
249589, 333-249590, 333-257410, 333-260220, 333,260222,333-260223, and 333-236400 on Form S-8 of
our reports dated April 24, 2025, relating to the financial statements of Apogee Enterprises, Inc. and the effectiveness of Apogee Enterprises, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended March 1, 2025.

/s/ Deloitte & Touche LLP Minneapolis, Minnesota April 24, 2025